UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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      14a-6(e)(2))
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[X]   Soliciting Material Pursuant to ss.240.14a-12

                                    EGL, Inc.
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                (Name of Registrant as Specified In Its Charter)


                                 James R. Crane
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTACT:    Margaret Barradas 281-618-3274
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                JIM CRANE MAKES STATEMENT REGARDING BUYOUT OF EGL

HOUSTON, TX - March 27, 2007 - Jim Crane today released the following statement regarding reports that have been circulating in the press relating to the proposed buyout of EGL, Inc.

"Erroneous stories have been circulating in the press regarding the proposed buyout of EGL. I feel that I must set the record straight:

- THERE HAVE BEEN INACCURATE REPORTS THAT APOLLO MADE A FIRM $40 PER SHARE BID BEFORE EGL'S SPECIAL COMMITTEE APPROVED THE $38 PER SHARE DEAL WITH AN INVESTMENT GROUP LED BY ME.

Although I obviously do not participate in the Special Committee's deliberations, it is my clear understanding that neither Apollo nor any other party was prepared to sign an agreement at the time the Special Committee accepted my group's bid on March 18. Although Apollo sent a letter to the Special Committee on March 19 indicating that it might be willing to offer an increased price for EGL subject to completion of further due diligence and completion of a merger agreement, to my knowledge even now Apollo is not yet prepared to put a firm offer on the table that it is willing to sign.

- THERE HAVE BEEN INACCURATE REPORTS THAT APOLLO HAS NOT ALREADY HAD AN EXTENSIVE OPPORTUNITY TO CONDUCT DILIGENCE.

I understand that the Special Committee provided Apollo with access to substantial EGL nonpublic information well in advance of the March 18 signing of the merger agreement with my group. Apollo has made information requests through the Special Committee that people at EGL have responded to quickly.

- THERE HAVE BEEN INACCURATE REPORTS THAT MEMBERS OF EGL SENIOR MANAGEMENT HAVE NOT BEEN AVAILABLE TO MEET WITH APOLLO IN DILIGENCE SESSIONS.

Members of senior management have done everything reasonably possible to accommodate Apollo's requests for management meetings. They have made available significant amounts of time at Apollo's request for these sessions (in some cases, only to have these sessions cancelled by Apollo at the last minute after management members had already cleared themselves from important customer and other business tasks in order to be available for these meetings)."

Jim Crane

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Additional Information About the Merger and Where to Find It

         In connection with the proposed merger, the company will file a proxy statement with the Securities and Exchange Commission (SEC). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The definitive proxy statement will be mailed to the company's stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the company with the SEC free of charge at the SEC's Web site www.sec.gov or from EGL, Inc., 15350 Vickery Drive, Houston, Texas 77032.

Participants in the Solicitation
James R. Crane may be deemed to be a participant in the solicitation of proxies from the stockholders of the company in favor of the proposed merger. Information about James R. Crane is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of the company, which was filed with the SEC on April 14, 2006. Additional information regarding the interests of Mr. Crane may be obtained by reading the proxy statement related to the exchange transactions when it becomes available.

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